Sub-Item 77I, 77Q1(a) and 77Q1(d)

DREYFUS MUNICIPAL BOND OPPORTUNITY FUND

 (the "Fund")

At the meeting held on March 2, 2017, the Board of Trustees of the Fund approved the creation of Class T shares, a description of which appears in the documents incorporated by reference below:

1.      The disclosure in the Fund's Class T Prospectus and the disclosure in the Fund's Statement of Additional Information are incorporated by reference to Post-Effective Amendment No. 54 to the Fund's Registration Statement on Form N-1A, filed on March 23, 2017, effective as of March 31, 2017 ("Amendment No. 54").

2.      The disclosure in the Supplement to the Fund's Class T Prospectus dated March 31, 2017 filed on March 31, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

3.      The Fund's Certificate of Amendment, incorporated by reference to Exhibit (a)(iv) of Amendment No. 54.

4.      The Fund's Rule 18f-3 Plan, incorporated by reference to Exhibit (n)(i) of Amendment No. 54.

Sub-Item 77I & 77Q1(d)

Terms of new or amended securities

Dreyfus Municipal Bond Opportunity fund

 (the "Fund")

Effective on or about April 11, 2017, the Board of Trustees of the Fund approved a proposal that provides that Class I shares of the Fund also may be purchased by U.S.-based employees of The Bank of New York Mellon Corporation, board members of The Dreyfus Corporation and board members of funds in the Dreyfus Family of Funds, and the spouse, domestic partner or minor child of any of the foregoing, subject to certain conditions described in the Fund's Prospectus or Statement of Additional Information, and provided that such Class I shares are purchased directly through the Fund's distributor.

A revised Rule 18f-3 Plan was filed with the Securities and Exchange Commission on March 23, 2017 as Exhibit (n)(i) to Post-Effective Amendment No. 54 to the Fund's Registration Statement and is incorporated herein by reference.

Sub-Item 77I & 77Q1(d)

Terms of new or amended securities

Dreyfus municipal bond opportunity fund

 (the "Fund")

Effective April 10, 2017, the Board of Trustees of the Fund approved the following proposals:

•         A proposal for certain front-end sales charge reductions on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch;

•         A proposal for certain front-end sales charge waivers on Class A shares of the Fund purchased through an omnibus account maintained with Merrill Lynch; and

•         A proposal for certain contingent deferred sales charge waivers on Class A and Class C shares of the Fund purchased through an omnibus account maintained with Merrill Lynch.

These changes were reflected in a Supplement to the Fund's Prospectus, filed with the Securities and Exchange Commission (the "SEC") on April 6, 2017 pursuant to Rule 497(e) under the Securities Act of 1933, as amended.

A revised Rule 18f-3 Plan was filed with the SEC on March 23, 2017 as Exhibit (n)(i) to Post-Effective Amendment No. 54 to the Fund's Registration Statement and is incorporated herein by reference.